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                                                                     Exhibit 4.2


                                1996-1 AMENDMENT
                                       TO
                                 STEELCASE INC.
                             401(K) RETIREMENT PLAN



     This is an amendment by Steelcase Inc. ("Employer").


                              W I T N E S S E T H:


     WHEREAS, Steelcase Inc. amended and restated the Steelcase Inc. 401(k) Retirement Plan ("plan") on February 28, 1995, effective March 1, 1998; and

     WHEREAS, the plan must be amended to incorporate changes required by the Internal Revenue Service;

     NOW, THEREFORE, the Employer amends the second paragraph of Section 3.2 of the plan by replacing the last two sentences with the following:

Effective May 1, 1994, Covered Employment excludes employment as a Protection Services Security Services Officer, summer employee, or cooperative intern employee.


     IN WITNESS WHEREOF, this amendment is executed this 29th day of February, 1996.


                              STEELCASE INC.

                              By   /s/  Daniel Wiljanen
                                 ---------------------------------------------

                              Its  Vice President Corporate Human Resources
                                 ---------------------------------------------